Exhibit 99

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES THIRD QUARTER 2014 RESULTS

NELSONVILLE, Ohio, October 22, 2014 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its third quarter ended September 30, 2014.

Third Quarter 2014 Sales and Income

Third quarter net sales increased 3.6% to $72.7 million versus net sales of $70.2 million in the third quarter of 2013. The Company reported third quarter net income of $3.1 million, or $0.42 per diluted share as compared to net income of $2.9 million, or $0.39 per diluted share in the third quarter of 2013.

David Sharp, President and Chief Executive Officer, commented, “Following a strong first half of the year, our sales growth moderated during the third quarter. We believe consumer interest in our innovative product lines remains high; however, sell-through was hampered by a warm, dry September across much of the U.S. In addition, our wholesale dealers are now buying closer to their need which is shifting sales for our insulated and waterproof cold weather boots into the fourth quarter. With regard to Creative Recreation, we experienced improved results as the business has started to benefit from the supply chain initiatives we’ve implemented over the past several months and we are optimistic the brand will contribute to profitability in the near future. We remain confident that our diversified brand portfolio, innovative product strategies and multi-channel distribution will drive consistent growth and increased shareholder value over the long-term.”

Third Quarter Review

Net sales for the third quarter increased 3.6% to $72.7 million compared to $70.2 million a year ago. Wholesale sales for the third quarter increased 8.3% to $62.1 million including $4.4 million in Creative Recreation branded sales as compared to $57.4 million for the same period in 2013. Retail sales for the third quarter were $9.5 million compared to $9.6 million for the same period last year. Military segment sales for the third quarter decreased to $1.1 million compared to $3.2 million in the third quarter of 2013.

Gross margin in the third quarter of 2014 was $24.3 million, or 33.4% of sales, compared to $22.7 million, or 32.4% of sales, for the same period last year. The 100 basis point increase was driven by higher wholesale margins which were attributable to improved operating efficiencies in the Company’s owned manufacturing facilities. This was partially offset by lower retail gross margin in our B to B business than a year ago resulting from the completed transition to a web based retail platform which carries lower gross margin and lower operating expenses compared to the previous mobile store structure.

Selling, general and administrative (SG&A) expenses were $19.4 million, or 26.6% of net sales, for the third quarter of 2014 compared to $18.3 million, or 26.1% of net sales, a year ago. The $1.1 million increase in SG&A expenses was due to the additional expenses associated with the Creative Recreation brand, which was acquired in December 2013, partially offset by a $0.4 million decrease in SG&A expenses associated with the Company’s legacy brands.

Income from operations was $4.9 million, or 6.8% of net sales, compared to $4.4 million, or 6.3% of net sales, a year ago.

Interest expense was $0.3 million for the third quarter of 2014, versus $0.2 million for the same period last year.

The Company’s funded debt was $50.7 million at September 30, 2014 versus $42.4 million at September 30, 2013. The majority of the increase was related to additional borrowings to fund the acquisition of Creative Recreation in the fourth quarter of 2013.

Inventory increased 14.2%, or $11.2 million, to $90.1 million at September 30, 2014 compared with $78.9 million on the same date a year ago. Inventory at September 30, 2014 included approximately $2.9 million associated with the acquisition of Creative Recreation. Based on current sales projections the Company expects inventory comparisons on a year-over-year basis to be lower at December 31, 2014 than at September 30, 2014.

Conference Call Information

The Company’s conference call to review third quarter 2014 results will be broadcast live over the internet today, Wednesday, October 22, 2014 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, Creative Recreation®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding consumer interest, profitability, growth and shareholder value (paragraph 3) and inventory (paragraph 10). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2013 (filed March 6, 2014) and quarterly reports on Form 10-Q for the quarters ended March 31, 2014 (filed May 1, 2014) and June 30, 2014 (filed July 30, 2014). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

2

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2014	December 31, 2013	September 30, 2013
	Unaudited	Audited	Unaudited
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$4,327,710	$4,215,617	$4,580,425
Trade receivables – net	61,650,439	49,069,668	60,620,981
Other receivables	503,371	325,888	358,717
Inventories	90,115,460	78,171,670	78,900,140
Income tax receivable	-	242,228	-
Deferred income taxes	1,137,429	1,104,050	1,223,479
Prepaid expenses	2,577,123	2,529,407	2,259,419
Total current assets	160,311,532	135,658,528	147,943,161
FIXED ASSETS – net	27,266,880	26,205,080	24,978,962
IDENTIFIED INTANGIBLES	36,707,473	36,807,099	30,511,954
OTHER ASSETS	267,040	354,051	291,862
TOTAL ASSETS	$224,552,925	$199,024,758	$203,725,939

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable	$18,829,421	$11,486,473	$13,099,826
Accrued expenses:
Taxes - other	443,172	901,116	654,143
Income tax payable	882,770	-	1,027,176
Other	6,453,809	5,028,850	5,326,055
Total current liabilities	26,609,172	17,416,439	20,107,200

LONG TERM DEBT	50,687,596	38,388,198	42,366,415
DEFERRED INCOME TAXES	12,448,842	11,750,718	11,096,260
DEFERRED LIABILITIES	255,906	255,906	255,906

TOTAL LIABILITIES	90,001,516	67,811,261	73,825,781

SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding September 30, 2014 - 7,546,654; December 31, 2013 - 7,536,448; September 30, 2013 - 7,516,448	70,380,692	70,153,570	69,862,770

Retained earnings	64,170,717	61,059,927	60,037,388

Total shareholders' equity	134,551,409	131,213,497	129,900,158

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$224,552,925	$199,024,758	$203,725,939

3

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
NET SALES	$72,729,678	$70,176,216	$207,335,482	$183,311,443

COST OF GOODS SOLD	48,455,886	47,436,546	138,622,879	121,590,516

GROSS MARGIN	24,273,792	22,739,670	68,712,603	61,720,927

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	19,363,984	18,341,247	59,920,806	52,947,165

INCOME FROM OPERATIONS	4,909,808	4,398,423	8,791,797	8,773,762

OTHER INCOME AND (EXPENSES):
Interest expense	(252,972)	(200,129)	(696,944)	(476,881)
Other – net	(25,855)	73,484	(25,623)	73,273
Total other - net	(278,827)	(126,645)	(722,567)	(403,608)

INCOME BEFORE INCOME TAXES	4,630,981	4,271,778	8,069,230	8,370,154

INCOME TAX EXPENSE	1,492,474	1,337,582	2,695,474	2,771,582

NET INCOME	$3,138,507	$2,934,196	$5,373,756	$5,598,572

INCOME PER SHARE
Basic	$0.42	$0.39	$0.71	$0.74
Diluted	$0.42	$0.39	$0.71	$0.74

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,546,617	7,516,448	7,543,199	7,516,354
Diluted	7,546,617	7,516,448	7,543,199	7,516,354

4